The Mosaic Company Fourth Quarter 2016

Safe Harbor Statement This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about the Wa’ad Al Shamal Phosphate Company (also known as MWSPC) and other proposed or pending future transactions or strategic plans and other statements about future financial and operating results. Such statements are based upon the current beliefs and expectations of The Mosaic Company’s management and are subject to significant risks and uncertainties. These risks and uncertainties include but are not limited to risks and uncertainties arising from the ability of MWSPC to obtain additional planned funding in acceptable amounts and upon acceptable terms, the timely development and commencement of operations of production facilities in the Kingdom of Saudi Arabia, the future success of current plans for MWSPC and any future changes in those plans; difficulties with realization of the benefits of our long term natural gas based pricing ammonia supply agreement with CF Industries, Inc., including the risk that the cost savings initially anticipated from the agreement may not be fully realized over its term or that the price of natural gas or ammonia during the term are at levels at which the pricing is disadvantageous to Mosaic; customer defaults; the effects of Mosaic’s decisions to exit business operations or locations; the predictability and volatility of, and customer expectations about, agriculture, fertilizer, raw material, energy and transportation markets that are subject to competitive and other pressures and economic and credit market conditions; the level of inventories in the distribution channels for crop nutrients; the effect of future product innovations or development of new technologies on demand for our products; changes in foreign currency and exchange rates; international trade risks and other risks associated with Mosaic’s international operations and those of joint ventures in which Mosaic participates, including the risk that protests against natural resource companies in Peru extend to or impact the Miski Mayo mine; changes in government policy; changes in environmental and other governmental regulation, including expansion of the types and extent of water resources regulated under federal law, carbon taxes or other greenhouse gas regulation, implementation of numeric water quality standards for the discharge of nutrients into Florida waterways or efforts to reduce the flow of excess nutrients into the Mississippi River basin, the Gulf of Mexico or elsewhere; further developments in judicial or administrative proceedings, or complaints that Mosaic’s operations are adversely impacting nearby farms, business operations or properties; difficulties or delays in receiving, increased costs of or challenges to necessary governmental permits or approvals or increased financial assurance requirements; resolution of global tax audit activity; the effectiveness of Mosaic’s processes for managing its strategic priorities; adverse weather conditions affecting operations in Central Florida, the Mississippi River basin, the Gulf Coast of the United States or Canada, and including potential hurricanes, excess heat, cold, snow, rainfall or drought; actual costs of various items differing from management’s current estimates, including, among others, asset retirement, environmental remediation, reclamation or other environmental regulation, Canadian resources taxes and royalties, or the costs of the MWSPC, its existing or future funding and Mosaic’s commitments in support of such funding; reduction of Mosaic’s available cash and liquidity, and increased leverage, due to its use of cash and/or available debt capacity to fund financial assurance requirements and strategic investments; brine inflows at Mosaic’s Esterhazy, Saskatchewan, potash mine or other potash shaft mines; other accidents and disruptions involving Mosaic’s operations, including potential mine fires, floods, explosions, seismic events, sinkholes or releases of hazardous or volatile chemicals; and risks associated with cyber security, including reputational loss, as well as other risks and uncertainties reported from time to time in The Mosaic Company’s reports filed with the Securities and Exchange Commission. Actual results may differ from those set forth in the forward-looking statements. 2

Market Update

Agriculture: Declining Farm Income Source: USDA 4 • Net Cash Income is the sum of crop and livestock receipts, direct government payments and other farm-related income (e.g. custom harvesting services), minus cash expenses, including rent. • This metric is used to benchmark the short term financial health of the U.S. farm sector. • As of August, 2016 0 20 40 60 80 100 120 140 160 80 82 84 86 88 90 92 94 96 98 00 02 04 06 08 10 12 14 16F Billion $ U.S. Net Cash Farm Income Source: USDA

Crop Nutrient Affordability a Significant Tailwind for Farmers Based on actual market prices Less A ffordable M ore A ffordable 5 0.40 0.60 0.80 1.00 1.20 1.40 1.60 05 06 07 08 09 10 11 12 13 14 15 16 Plant Nutrient Affordability Plant Nutrient Price Index / Crop Price Index Affordability Metric Average (2010-present) Source: Weekly Price Publications, CME, USDA, AAPFCO, Mosaic

Positive Potash Developments  Solid on-farm demand  Destocking of channel inventories  Optimization of operations 6 175 200 225 250 275 300 325 350 375 400 425 Jan-14 Jul-14 Dec-14 Jul-15 Dec-15 Jun-16 $ Tonne Source: Argus FMB Potash Prices fob NOLA c&f Brazil

0.0 0.5 1.0 1.5 2.0 2.5 3.0 3.5 4.0 4.5 Jul Aug Sep Oct Nov Dec Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec Jan Feb Mar Apr May Jun 2015/16 2016/17 Mil Tons KCl North American MOP Stocks MIN MAX Range (09/10-15/16) 2015/16 2016/17F 7-Yr Olympic Average Source: IPNI and Mosaic Lower Projected NA Producer Inventories 7 Producer stocks projected to drop from highest June 30 level on record . . . . . . to a level near the bottom end of the seven year range

Expect Rebound in Global Shipments in 2017 8 25 30 35 40 45 50 55 60 65 00 01 02 03 04 05 06 07 08 09 10 11 12 13 14 15 16E17F Global Potash ShipmentsMil Tonnes KCl Source: Company Reports, CRU and Mosaic 61-63 0.0 1.0 2.0 3.0 4.0 5.0 6.0 7.0 8.0 9.0 10.0 00 01 02 03 04 05 06 07 08 09 10 11 12 13 14 15 16E 17F Million Tonnes KCl Brazil MOP Shipments Source: Company Reports, CRU and Mosaic 0.0 1.0 2.0 3.0 4.0 5.0 6.0 00 01 02 03 04 05 06 07 08 09 10 11 12 13 14 15 16E 17F Million Tonnes KCl Malaysia+Indonesia MOP Shipments Indonesia Malaysia Source: CRU and Mosaic

DAP Margins Turn Up in Q3 9 200 225 250 275 300 325 350 Jan-14 Jul-14 Dec-14 Jul-15 Dec-15 Jun-16 $ Tonne DAP Benchmark Stripping Margin Calculated from Published Weekly Spot Prices Source: Argus FMB 300 325 350 375 400 425 450 475 500 525 550 Jan-14 Jul-14 Dec-14 Jul-15 Dec-15 Jun-16 $ Tonne DAP/MAP Prices Published Weekly Spot Prices DAP NOLA MAP Brazil Source: Argus FMB 50 75 100 125 150 175 200 300 400 500 600 700 Jan-14 Jul-14 Dec-14 Jul-15 Dec-15 Jun-16 Sulphur $ LT Ammonia $ Tonne Weekly Raw Materials Prices c&f Tampa Ammonia Sulphur Source: Argus FMB

Positive Demand Outlook 10 66-68 30 35 40 45 50 55 60 65 70 00 01 02 03 04 05 06 07 08 09 10 11 12 13 14 15 16E 17F Global Phosphate ShipmentsMMT Product DAP/MAP/NPS/TSP Source: CRU and Mosaic 0.0 0.5 1.0 1.5 2.0 2.5 3.0 3.5 4.0 00 01 02 03 04 05 06 07 08 09 10 11 12 13 14 15 16E17F Latin America less Brazil DAP/MAP/NPS/TSP Shipments DAP MAP NPS TSP Million Tonnes Source: CRU and Mosaic 0.0 1.0 2.0 3.0 4.0 5.0 6.0 7.0 8.0 9.0 10.0 00 01 02 03 04 05 06 07 08 09 10 11 12 13 14 15 16E17F Asia/Oceania less China and India DAP/MAP/NPS/TSP Shipments DAP MAP NPS TSP Millon Tonnes Source: CRU and Mosaic

Expected China Capacity Rationalization 11 “The country’s phosphate fertilizer capacity will be controlled at 22 million tpy (P2O5) by 2020, and some outdated plants will be phased out in the 2016-2020 period, eliminating 3 million tpy capacity, according to Ideas for Development of the Phosphate Fertilizer Industry in 2016-2020, which was released at the 23rd National Phosphate and Compound Fertilizer Industry Annual Conference on May 27” China Fertilizer Market Weekly June 7, 20160.0 2.0 4.0 6.0 8.0 10.0 12.0 14.0 00 01 02 03 04 05 06 07 08 09 10 11 12 13 14 15 16 YTD Mil Tonnes China DAP/MAP/TSP Exports Source: Fertecon, China Customs, Mosaic Sept

Mosaic’s Performance

Meaningful Steps to Create Long Term Value 13 Brazi l • Anticipated H2 Improvement starting to materialize. • Actions taken allowed to capitalize on improvement. • Brazil centered growth strategy paying off.

Mosaic: History of Innovation Source: Mosaic 14 TTM Q3 2016 means the trailing twelve months from September 30, 2016 0% 5% 10% 15% 20% 25%  ‐  500  1,000  1,500  2,000  2,500 2011 2012 2013 2014 2015 TTM Q3 2016 T h o u s a n d   T o n n e s MicroEssentials® sales volume MicroEssentials® % of phosphate product volumes

Mosaic Phosphates: Operational Excellence Source: Mosaic 15 TTM Q3 2016 means the trailing twelve months from September 30, 2016 $41  $0 $10 $20 $30 $40 $50 2011 2012 2013 2014 2015 TTM Q3 2016 D o l l a r s / T o n n e Mining Cash Costs/Tonne of Phosphate Rock

$136  $133  $112  $94  $95   $‐  $20  $40  $60  $80  $100  $120  $140 2012 2013 2014 2015 TTM Q3 2016 MOP Cash Cost Per Production Tonne Potash: Optimizing Value Source: Mosaic 1 1 Excluding  realized mark‐to‐market gains and losses * MOP production costs are reflective of actual costs during the period.  These costs are captured in  inventory and are not necessarily reflective of costs included in costs of goods sold for the period. * 16 TTM Q3 2016 means the trailing twelve months from September 30, 2016 Operating  Rate: 70% Includes $20/tonne of brine management  costs

Controlling Operating Expenses 17 $394  $382  $361  $230   $200  $250  $300  $350  $400  $450 2013 2014 2015 2016F $330 $315 Guidance range $ Millions SG&A YTD Q3 SG&A: lowest in 9 years, despite adding CF  phosphates and ADM Distribution

$900  $800  $800   $‐  $200  $400  $600  $800  $1,000  $1,200  $1,400  $1,600  $1,800 2013 2014 2015 2016F 2017E 2018E 2019E Sustaining Capex Growth Capex Total Capex Investment in Ma'aden And Capital Spending 18 $ Millions Down ~50% From Peak

Visible H2 Improvement 19 $0.73  $(0.03) $0.11  $0.14 $0.06 $0.41 ‐$0.10 $0.00 $0.10 $0.20 $0.30 $0.40 $0.50 $0.60 $0.70 $0.80 Q1'16 Q2'16 Q3'16 Earnings Per Share Adjusted Earnings Per Share *Additional discussion of adjusted earnings per share, including reconciliations to earnings per share for the periods presented, and for historical  periods, are provided in the Q3 2016 supplemental performance data that is available on Mosaic’s website at http://investors.mosaicco.com under “Financial Information – Quarterly Earnings.” *

Appendix

Global Potash Shipment Forecasts by Region (November 1, 2016)

Source: CRU and Mosaic.
Numbers may not sum to total due to rounding.

Muriate of Potash Million Tonnes (KCl)	2015	Nov Low 2016F	Nov High 2016F	Nov Low 2017F	Nov High 2017F	Comments
China	15.9	13.0	13.3	13.7	14.2	*While still projecting a sharp drop in shipments this year due to the delayed settlement of 2016 contracts and a drawdown of channel stocks, we have tempered this decline modestly versus our last forecast. Imports through the first three quarters of the year were down 29% (or 1.8mmt) y-o-y. We do not anticipate that changes to government support policies to discourage corn plantings (which have been softened somewhat by recent, offsetting, policies) will have a material adverse impact on demand in 2017, with demand rebounding to ~14 mmt.*
India	4.0	4.1	4.3	4.4	4.7	*High inventories at the beginning of the year and lackluster uptake in the first three quarters of the year have led us to trim our expectations for the calendar year. That noted, with a good monsoon now in the books, relatively low potash prices, a workable subsidy and strong local ag commodity prices, we expect demand to be robust in the upcoming Rabi season. Inventories have been pulled down and at the end of September stood stand at less than half the level of a year ago. Our unchanged forecast for 2017 calls for a demand rebound, with stability of the rupee a wildcard.*
Indonesia/ Malaysia	4.3	4.4	4.6	5.0	5.2	*Shipments in 2016 have been disappointing due to the lingering impacts of last season's El Niño, but we are now seeing a resurgence in demand as fundamentals – better rainfall, lower K prices and a strong rebound in palm oil prices – begin driving a meaningful increase in 2017.*
Europe and FSU	10.5	10.4	10.6	10.6	10.8	*Shipments in 2016 have once again been revised slightly higher on better than expected demand, particularly in Russia. Our 2017 forecast calls for a moderate expansion to replace big soil nutrient drawdowns this year and to meet the boost in production of NPKs.*
Brazil	8.7	9.0	9.2	9.2	9.5	*Near-record local currency prices for soybeans, corn, sugar, cotton and coffee have led to a big demand pull (monthly fertilizer shipments in each month Jun-Sep have set all-time records). Potash shipments through September are up 8% from a year ago, while imports are up just 1% y-o-y and domestic production is broadly flat, implying a sizable drawdown in channel inventories. We continue to expect these constructive market conditions to carry over into 2017, underpinning our forecast for shipments to surpass the 2014 high of 9.3 mmt.*
North America	8.9	8.9	9.1	8.8	9.0	*We continue to expect a very solid fall season as a result of large potash withdrawals this year and the low cost of rebuilding soil potassium levels. In 2017, we anticipate a modest pullback in corn acreage, but that is expected to result in only a minor decrease in shipments.*
Other	9.1	9.0	9.2	9.3	9.6	*Our 2016 forecast is unchanged, as the lower reset in benchmark contract prices has provided a floor in spot market pricing that appears to be pushing stronger demand in the second half. Our 2017 forecast is revised slightly lower on rebalancing of shipments in several countries.*
Total	**61.3**	**58.8**	**60.3**	**61.0**	**63.0**	*Our 2016 global shipments point estimate is unchanged at 59.6 million tonnes within a range of 59-60 mmt, with downward revisions in a few geographies offset by increases elsewhere. Our shipment forecast for 2017 is also unchanged at 61-63mmt, driven by increases in Asia, with a point estimate in the middle of the range. Shipment growth is expected to benefit from what we believe will be a sizable pullback in channel inventories by the close of 2016.*

Global Phosphate Shipment Forecasts by Region (November 1, 2016)

Source: CRU and Mosaic.
Numbers may not sum to total due to rounding.

Million Tonnes DAP/MAP/NPS*/TSP	2015	Nov Low 2016F	Nov High 2016F	Nov Low 2017F	Nov High 2017F	Comments
China	19.6	18.7	18.9	19.0	19.3	*We have slightly trimmed our 2016 forecast on a slow start to the winter stockpiling program, as domestic prices are trading at a significant premium to export values (after steady erosion of the latter over the last several weeks). Lower stocks and domestic prices set the stage for a rebound next year, though we have lowered expectations slightly for next year as well.*
India	9.2	9.0	9.1	9.3	9.5	*High inventories to start the year and tepid demand (through September, calendar year shipments were running about 100,000 tonnes lower than a year ago) have led us to trim our expectations for 2016 despite the good monsoon, historically-low DAP prices, workable subsidy and strong local ag prices. We have pared back our expectations for 2017 as well, but expect the strong drivers noted above to carry through 2017, provided that the rupee remains stable.*
Other Asia/Oceania	8.6	8.5	8.7	8.6	8.9	*We have revised higher our expectations for other parts of Asia (most notably Pakistan) on the strength of imports year-to-date. We had made a small upward adjustment last quarter due to higher crop prices, more moderate P prices, low channel inventories, improved weather and more stable forex rates, but clearly underestimated their potential impact. Our 2017 forecast calls for incremental gains, as we expect the positive drivers to persist.*
Europe and FSU	5.0	5.1	5.2	5.1	5.3	*Our 2016 and 2017 forecasts are unchanged. Big harvests this year imply large P replacement requirements, but macro uncertainties and weaker farm economics in Europe remain a drag.*
Brazil	6.9	7.5	7.6	7.6	7.9	*Near-record local currency prices for Brazil's main crops have led to a big demand pull, with monthly fertilizer shipments in each month Jun-Sep setting records. Phosphate shipments through Q3 are up 6% y-o-y, while imports and domestic production have been broadly flat, implying a sizable inventory drawdown. We expect profitable farm economics will drive record-setting demand again next year, with both 2016 and 2017 forecasts adjusted slightly higher.*
Other Latin America	2.7	3.4	3.5	3.6	3.7	*Forecasts for both 2016 and 2017 are unchanged. Higher local-currency ag commodity prices and low fertilizer prices continue to fuel a strong rebound in demand. It is apparent that Argentina's decision not to lower their soybean export tariff next year is not having a deleterious impact on P demand and has been offset by higher corn area.*
North America	8.9	8.9	9.1	8.9	9.1	*2016 shipments were revised down modestly as a result of the tepid start to the fall season (though it is expected to ramp up sharply over the next two weeks, as the large P removal from this year's big crop is replaced). Demand is expected to be broadly flat next year.*
Other	3.8	4.0	4.1	4.0	4.3	*Our 2016 and 2017 forecasts are revised higher, driven by lower than expected inventories to start 2016 and stronger than expected rebounds in demand in both Africa and the Middle East.*
Total	**64.8**	**65.1**	**66.2**	**66.1**	**68.0**	*Our 2016 point estimate of 65.6 million tonnes is again unchanged, with lowered expectations in some countries (e.g. India and North America) offset by increased expectations in others (e.g. Pakistan and Brazil). Our shipment forecast for 2017 continues to call for an increase to 66-68 million tonnes, with a point estimate in the middle of the range.*

** NPS products included in this analysis are those with a combined N and P_2O_5 nutrient content of 45 units or greater.*

Potash: Supply Reductions and Curtailments* Producer Reduced / Closed 2014-2018 Capacity (in tonnes) Mosaic Hersey Carlsbad MOP Colonsay re‐scale 100K 500K 800K Potash Corp New Brunswick 1,800K Uralkali Solikamsk 2 50% of 2,400K ICL Boulby MOP 900K Intrepid Carlsbad East & West  MOP 700K TOTAL ~7 MM Supply  Response to  Low Prices is  Evident * Sources in appendix 23

Source Disclosure Slide 16, Closure Sources: Press release, "The Mosaic Company Reports Third Quarter 2013 Results", November 5, 2013 Press release, "The Mosaic Company Reports Second Quarter 2014 Results", July 31, 2014 Press release, "PotashCorp Reports 2015 Third‐Quarter Earnings of $0.34 per Share". October 27, 2015 Press release, "Intrepid Potash Announces Second Quarter and First Half 2015 Results", October 27, 2015. Also, “Intrepid Potash Announces First  Quarter 2016 Results”, May 9, 2015. ICL UK website, "Learn about ICL UK's Restructure", http://icl‐uk.uk/restructure Reuters, "UPDATE 1‐Russian potash mine accident pushes Uralkali shares to 4‐year low article", November 19, 2014 Bloomberg Business, "China to Sell Stake in Uralkali in $2.3 Billion Buyback", September 25, 2015 Slide 16, Curtailment Sources: Press release, “The Mosaic Company Reports Third Quarter 2015 Results", November 3, 2015 (amount of curtailment is based on guided  operating rate for Q4 2015, around 70 percent, compared to the Q4 2014 operating rate, 91 percent). Press release, "PotashCorp Reports 2015 Fourth‐Quarter Earnings ", January 28, 2016 Press release, Belarusian Potash Company website, belpc.by/en/pressroom/news‐and‐events/2015/10/30/press‐release,‐october‐30,‐2015,  October 30, 2015. Reuters UK, "Russia's Uralkali says may cut Q4 potash sales target by 300,000 T", November 10, 2015 24